SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2015

Axiom Corp.

(Exact name of registrant as specified in its charter)

Colorado	333-186078	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

380 Vansickle Rd. Unit 600

St. Catherines, ON

Canada L2S 0B5

Tel. 905-646-8781

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-K/A is being filed by the registrant in order to resolve any potential investor confusion resulting from the Form 8-K filed by the registrant on February 26, 2015, disclosing the completion of the acquisition of PaperNuts Corporation (the “February 8-K”).  Upon further review, the acquisition of PaperNuts Corporation and transactions connected therewith are of a sufficient significance to the registrant to require financial information to be presented pursuant to Items 2.01(f) and 9.01 of Form 8-K in connection with this acquisition.  In addition, other applicable items of Form 8-K are being included herein, as well as the striking of Item 5.03 which has not yet occurred and was erroneously included in the February 8-K.  One of the new items being included is Item 5.06 of Form 8-K, together with related Form 10 type information. Lastly, the exhibit list has been corrected to comply with Item 601 of Regulation S-K, with the proper exhibits being filed herewith and conformed. The February 8-K should not be relied upon, and instead, this Amendment No. 1 to Form 8-K supersedes such February 8-K in its entirety.

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report (“Report”), should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this Report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

                As used in this Report and unless otherwise indicated, the terms “we”, “us”, “our”, the “Company”, and refer to Axiom Corp.

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(1)     Share Exchange Agreement

On February 23, 2015, Axiom Corp. (the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with PaperNuts Corporation, a corporation established under the laws of the Province of Ontario, Canada (“PaperNuts Canada”), the shareholders of PaperNuts Canada (the “PaperNuts Canada Shareholders”), and Kranti Kumar Kotni, the controlling stockholder of the Company (the “Controlling Stockholder”).  Pursuant to the Share Exchange Agreement, the Company agreed to acquire up to 1,220,165 shares, which represents 100% shares of common stock of PaperNuts Canada, from the PaperNuts Canada Shareholders (the “PaperNuts Canada Shares”) in exchange for up to Fifty Two Million (52,000,000) restricted shares of the Company’s common stock (the “Company Shares”).

On February 26, 2015, the Company closed on the Share Exchange Agreement, with 95.6% of the PaperNuts Canada Shareholders exchanging a total of 1,166,540 PaperNuts Canada Shares (the “PaperNuts Exchanged Shares”) for a total of 49,714,654 Company Shares (the “Company Exchanged Shares”). Each PaperNuts Exchanged Shares was converted into the number of PaperNuts Exchanged Shares at an exchange ratio of 42.617187019 (the “Exchange Ratio”), rounded, if necessary, up to the nearest whole share (the “Share Exchange”). After the Share Exchange, PaperNuts Canada becomes a majority-owned subsidiary of the Company.

Pursuant to the Share Exchange Agreement, the Company also issued warrants to purchase an aggregate of 5,650,000 shares of the Company’s common stock at exercise prices ranging from $0.056 to $0.075 per share to replace warrants previously held by PaperNuts Canada warrant holders (the “Warrants”). The Warrants are currently exercisable and may be exercised for a period of 24 months from the date of issuance, February 26, 2015.

The Share Exchange Agreement contains customary representations and warranties.

Additionally, as required by the Share Exchange Agreement, the Company and Mr. Kotni entered into a Share Transfer & Assignment Agreement dated February 26, 2015, pursuant to which the Company, following the Closing of the Share Exchange Agreement, transferred to Mr. Kotni all of the issued and outstanding shares of the Company’s formerly wholly-owned subsidiary, Acton Holdings Limited, a Kenyan company. Kotni assumes all the liabilities of Acton Holdings Limited.

(2)     Stock Purchase Agreement

On February 23, 2015, Mr. Scott MacRae, the President of PaperNuts Canada, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Mr. Kranti Kumar Kotni, the Company’s sole officer and director, whereby Mr. MacRae, upon the successful closing of the Share Exchange Agreement, acquired 30,000,000 shares (the “Shares”) of the Company’s common stock beneficially owned by Mr. Kranti Kumar Kotni in exchange for Seventy Five Thousand Dollars.   By virtue of the closing of the Share Exchange Agreement as referenced above, the Stock Purchase Agreement also closed on February 26, 2015.

The foregoing description of the Share Exchange Agreement, the Share Transfer & Assignment Agreement, the Warrants and the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Share Exchange Agreement, the Share Transfer & Assignment Agreement, the Warrants and the Stock Purchase Agreement, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4 to this Current Report and incorporated herein by reference.

ITEM 2.01           COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

            The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

                As a result of the Share Exchange Agreement, (i) we have discontinued all prior operations, and our principal business has become the business of PaperNuts Canada, and (ii) PaperNuts became a majority owned subsidiary of the Company. As the PaperNuts Canada Shareholders obtained the majority of the outstanding shares of the Company through the acquisition, the acquisition is accounted for as a reverse merger or recapitalization of the Company.  As such, PaperNuts Canada is considered the acquirer for accounting purposes.

                We have included the information that would be required if the registrant were filing a general form for registration of securities on Form 10, including a complete description of the business and operations of PaperNuts Canada in Item 5.06 below, which is incorporated herein by reference.

Item 3.02           Unregistered SALES of Equity Securities.

                The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

On February 26, 2015, immediately prior to the closing of the Share Exchange Agreement referred to in Item 1.01 above, and as a condition to the closing of the Share Exchange Agreement, the Company issued 49,714,654  restricted shares of the Company’s common stock in exchange for the PaperNuts Exchanged Shares. In addition, the Company issued warrants to purchase an aggregate of 5,650,000 shares of the Company’s common stock at exercise prices ranging from $0.056 to $0.075 per share to replace warrants previously held by PaperNuts Canada warrant holders.

The above securities were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder, or Regulation S for offers and sales of securities outside the United States.

ITEM 5.01           CHANGES IN CONTROL OF REGISTRANT

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Prior to the closing of the Share Exchange, Kotni, the Company’s former sole director and officer and owner of 30,000,000 shares of common stock, owned 53.16% of the Company’s outstanding shares of common stock. As a result of the transactions related to the Share Exchange Agreement, the PaperNuts Canada Shareholders own a total of 79,714,654 restricted shares of the Company, which represents 75% of the Company’s issued and outstanding shares of common stock. The Share Exchange Agreement is being accounted for as a “reverse acquisition,” as the PaperNuts Canada Shareholders own a majority of the outstanding shares of the Company's capital stock immediately following the closing of the Share Exchange Agreement.  Accordingly, PaperNuts Canada is deemed to be the acquirer in the reverse acquisition.  After the Closing of the Share Exchange Agreement, the Board of Directors and management of the Company are comprised of PaperNuts Canada’s management team and the operations of PaperNuts Canada are the continuing operations of the Company.

ITEM 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN DIRECTORS

On February 26, 2015, Mr. Kranti Kumar Kotni resigned as the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole member of the Board of Directors of the Company.  Mr. Kranti Kumar Kotni’s decision to resign did not involve any disagreement with the Company, the Company's management or the Board of Directors.

On February 26, 2015, immediately prior to Kotni’s resignation, the following persons were appointed as the new officers and directors of the Company:

Name	Age	Position(s) Held
Tyler Pearson	32	Chief Executive Officer & Director
Scott MacRae	52	President & Director
Andrew Hilton	32	Chief Financial Officer & Treasurer
Jerry Moes	55	Director
John Lynch	54	Director

For certain biographical and other information regarding the newly appointed officers and directors, see the “Form 10 Disclosure” included in this report under the headings “Directors and Executive Officers” and “Certain Relationships and Related Transactions,” which disclosure is incorporated herein by reference.

ITEM 5.03.          AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The board of directors approved a change in the Company's fiscal year end from August 31 to December 31. Accordingly, the Company's next Annual Report on Form 10-K will be for the fiscal year ending December 31, 2014. In accordance with certain rules promulgated under the Securities Exchange Act of 1934, as amended, the Company will file a Transition Report on Form 10-K with the Securities and Exchange Commission within the time period prescribed by such rules.

ITEM 5.06           CHANGE IN SHELL COMPANY STATUS

As a result of closing the Share Exchange Agreement, the Company is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

FORM 10 DISCLOSURE

      We are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises of the Company and PaperNuts Canada after the closing of the Share Exchange Agreement, except that information relating to periods prior to the date of the Share Exchange Agreement relate to PaperNuts Canada unless otherwise specifically indicated.

ITEM 1.                BUSINESS

Business Overview

PaperNuts Corporation, a corporation established under the laws of the Province of Ontario, Canada, provides an alternative packaging solution to plastic and corn based loose fill material. We are taking a new approach to the loose-fill packaging industry currently dominated by the polystyrene plastic “peanut” styrofoam fillers, bubble wrap, air pillows, crumpled paper, foam-in-place and corn starch peanut products.  The waste and inconvenience of dealing with plastic material is a problem for many end users.  It commonly needs to be separated from organic or recyclable waste for proper disposal and lasts for thousands of years in landfills.  Plastic and corn-based fillers do a poor job of protecting items as they are smooth and can be easily compressed allowing items to migrate and damage to occur.  Our product “PaperNuts” is re-usable whereas most plastic products are not.

Using 100% recycled paper and our patent protected machine, PaperNuts interlocks with each other forming a protective matrix around packaged items. The trend towards environmentally friendly packaging solutions is gaining momentum with companies such as Wal-Mart and other industry leaders, adopting new standards for responsible packaging by way of the “Sustainable Packaging Scorecard.” (http://news.walmart.com/news-archive/2006/11/01/wal-mart-unveils-packaging-scorecard-to-suppliers)

The main objection to polystyrene “foam peanuts” and corn fillers, besides their typical higher cost and larger carbon footprint, is that they are not made on site but manufactured in a centrally located installation forcing the finished product to be transported with a substantial shipping cost to the purchaser. PaperNuts is now purchased as a finished product but for high volume users we also have the ability to supply compact PaperNuts “Factories” or machines that require only 10 square feet of floor space. Thus, providing the ability to manufacture product protection on site, which reduces the shipping and storage costs associated with competitive products.

We are currently selling the finished PaperNuts product to customers and are actively pursuing the needs of high volume end-users.  Additionally, we are in negotiations with several large providers of recycled paper to ensure long-term availability.

Located in a St. Catharines’, Ontario industrial complex, our location serves as corporate office, production facility and storage. The staff is made up of a team of experienced individuals including, management, sales and marketing personnel.

Company Background and Opportunity Summary

In January 2013, we entered into an agreement with Devipack Oy, Finland to purchase its technology and intellectual property. The Company thereby secured the selling and manufacturing rights of this patent protected product in over 50 countries.  PaperNuts competes favorably on both price and performance with polystyrene plastic peanuts and corn-based products. Supplied as a finished product or manufactured on site, PaperNuts is a new approach to packaging that provides better protection (cushions) for shipped items and is environmentally friendly and biodegradable.

PaperNuts are made from 100% recycled paper that was destined for landfill and are both biodegradable and fully recyclable after use. PaperNuts are clean and easy to handle, non-polluting and low in particulates. Accordingly, PaperNuts is a cost effective “green alternative” to competitive fillers and is a sustainable product. PaperNuts eliminates the contamination of its customers receiving areas and the problem of collecting, segregating and disposing of plastic waste. Many consumers are demanding a “green” alternate that is in keeping with the movement to cleaner and more responsible packaging solutions.

Using PaperNuts shows that a company cares about the environment and offers many superior performance benefits as the material expands rather than settles during shipment eliminating product migration and damage as the formation causes interlocking of individual PaperNuts.  Available in various grades of paper and lengths depending on the application, we believe that PaperNuts will quickly become the new industry standard. PaperNuts can be shipped as a finished product ready for use or can be manufactured on site.

The Market Opportunity

The North American loose fill market is highly fragmented with many different providers and products servicing this packaging function. Loose fill, biopolymer beads, foam and plastic padding are all competing to be the packaging material of choice. All these products are more expensive, environmentally hazardous and offer inferior protection as compared to PaperNuts.

Over 1,000 companies produce, distribute, or manufacture loose fill products. We believe that our strategy to partner with large recyclable paper producers will ensure it is the lowest cost producer of superior loose-fill products.

In North America and around the world, there is a push for increased regulations governing the use of loose-fill packaging material. In California, there has been a movement towards the banning of certain polystyrene products and this represents a large business opportunity for PaperNuts as more and more states adopt “green” guidelines.

Environmental concerns have led to governments throughout Western Europe taking steps to deal with the issue of packaging waste and recycling. Recent packaging directives from the European Commission have led to the imposition of challenging targets for recycling. Many governments are examining new ways to discourage packaging waste with landfill becoming a major political issue. With governments implementing landfill taxes all companies will be seeking alternatives that are cost effective and environmentally friendly.

While North America represents a significant market opportunity, so do markets where products are being sent to North America. Consumers are now demanding more environmentally sound solutions to packaging issues. Several multi-national companies, including Wal-Mart, now use an industry standard “Sustainable Packaging Scorecard” for any products shipped to them. PaperNuts has met or exceeded all requirements as a “green” and sustainable packaging solution.

Our strategy centers on providing high volume users with a “PaperNut Factory” for just-in-time on-site production.  The machines and finished product are patent protected in 50 countries, where the demand for loose fill packaging is looking for a green alternative to replace the current industry standard plastic fill.

Products and Services

We plan on launching our newest machine model during the second quarter of 2015.  This unit has an improved gearing system and cut off process and is significantly faster and more reliable than prior versions. The existing units are patent protected (U.S. Patent No. 5,698,293 and Canada Patent No. 2,155, 874) and in 50 other countries.  We are renewing and extending this protection as the new units have improvements and innovations, which qualify as “expressing a new discipline”. Furthermore, a number of new patents pertaining to the latest model will also be filed in the near future. Finally, a number of modifications on the type of paper nut have been developed including variable length, weight, single and double cut products.

We intend to customize our products such that each addresses individual industry requirements. In most cases we will supply the machine at no cost to potential customer conditional upon a minimum paper usage. Our plan of operations assumes a customer purchases a minimum of 2500 lbs of paper per month. Given that the capacity of a machine is at least 30,000 lbs of product per month we believe this is a reasonable expectation on minimum usage. A single machine can produce 1500 lbs of papernuts/day in an 8 hour shift.

For low volume end users we will provide a finished product. We see this as less than 10% of the overall business. However, we do feel there is a significant opportunity to provide a number of large national retailers with retail ready packages as many of them are currently selling polystyrene foam peanuts. Additionally, we will be working towards establishing strategic alliances with large end users where we will provide them with our PaperNut machines at little to no cost on a contractual basis that they procure a minimum amount of paper sales through us on a monthly basis.

The Competition

The main competitions to PaperNuts are:  polystyrene plastic "peanuts" or corn fillers, bubble wrap; foam and air pillows. These products were the solution of choice for most business operators but as industry is moving away from oil-based products into "eco" friendly solutions a market has developed for an eco-friendly biodegradable paper product such as PaperNuts. In addition to their negative environmental impact many of these oil-based products need to be shipped at a significant cost to the customer's, which will increase the customers carbon footprint. Thus the customer essentially pays for shipping “air” and this has a direct impact to their bottom line.

PaperNuts produces a ‘green" product” that addresses all the shortcomings of polystyrene solutions. The packaging industry as a general rule will look for change only if the change results in a direct cost savings to operations. The environmentally friendly product, or “green” product, would only be selected by a majority of customers who can identify a lower cost and take the added benefit of being eco-friendly. In other words, if the competition to an oil-based product does not come at a lower cost then there is a strong possibility it will not be considered as a viable replacement; even if it is “green”.

PaperNuts, if manufactured on site, will have a cost of approximately $0.90 per cubic foot whereas competitor products vary from $1.09 to $3.43 per cubic foot. PaperNuts can also ship a finished product (12 cu ft bags of PaperNuts) directly to customers that chose not to manufacture the “nuts” on site. The costs vary depending upon on location, but as a general guideline papernuts are priced to the customer at $1.25 per cubic foot. (See chart below)

Providing an eco-friendly “green” product that is cost competitive is our goal. We believe most businesses that can identify an immediate savings in their packaging costs will chose to switch products.

Below are the product cost comparison per cubic foot between PaperNuts and other similar products:

Product	Size	Price
Machine On Site
Sealed Air Paper Machine	lb	$1.09
Ranpak - Fillpak TT machine	lb	$1.35
Ranpak - Padpak Jr. Machine	lb	$1.75
PaperNuts	lb	$0.90

Product	Size	Cost	Cost C ft
Loose Fill Bag
Biodegradable Peanuts - Starch	12 c ft	$26.00	$2.17
Biodegradable Peanuts - Starch	20 c ft	$40.00	$2.00
UPSable Peanuts	7 c ft	$24.00	$3.43
Industrial Peanuts - White anti static	20 c ft	$36.00	$1.80
Industrial Peanuts - Pink anti static	20 c ft	$43.00	$2.15
Flo-Pak Peanuts – regular	14 c ft	$30.00	$2.14
Flo-Pak Peanuts - heavy duty	14 c ft	$32.00	$2.29
Flo-Pak Peanuts - anti static	14 c ft	$33.00	$2.36
Styrene Chip Anti static	20 c ft	$41.80	$2.09
Bubble Wrap	375 ft	$75.00	$1.50
PaperNuts by Bag	12 c ft	$15.00	$1.25

Machine Fabrication

PaperNuts has selected Girotti Machine as its North American Manufacturer of the PaperNuts Paper Converter, which is the machine that turns ordinary 100% recycled kraft paper into our finished product – PaperNuts. Girotti Machine, located in St. Catharines Ontario, is strategically positioned close to company headquarters.  Having served the manufacturing industry in the Niagara area for more than half a century, Girotti Machine developed the expertise to serve its customers in any capacity, from machining and fabrication to machine repair on both Ajax and National forging presses.  Girotti Machine has been able to use their expertise to serve a larger customer base across North America.  With ISO 9001and Z299 certification, Girotti Machine has managed projects in the power generation sectors, both nuclear and oil and gas, as well as the steel manufacturing industry.   From material handling equipment, to ship winches, Girotti Machine has the capability and expertise to move this project forward.  Girotti Machine has assembled a manufacturing team for the PaperNuts Paper Converter including; mechanical designers, gearing experts, electricians, machining technicians, and a project manager.

Machine Production Costing

Component	Cost

One Time Fixed Costs
Research and Development – Tooling and Fixtures	$70,000
First-off Casting for Machine Head	$25,000
Initial CSA Approval	$5000

Variable Costs
Cost / Unit	$5000
ESA Approval	$72

                Initially the first unit will cost $16,500. Each subsequent unit will cost $5,000. Furthermore, a reduction in price is expected as quantities increase.

Timelines

Component	Estimated time to complete	Estimated Completion Date
Research and Development – Tooling and Fixtures	8 Weeks	Fourth Quarter 2014
First-off Casting for Machine Head	1 Week	First Quarter 2015
First Unit	2 Weeks	First Quarter 2015
25 Additional Units	2 Weeks	Second Quarter 2015
CSA & ESA Approval	1 Week	Second Quarter 2015

The expected completion date for the manufacturing production of the PaperNuts Paper converter is during the first quarter of 2015. Production facilities outlined below.

Strategic Alliances

Clearwater Paper

Clearwater Paper, with headquarters in Spokane Washington has manufacturing facilities across the United Staes and Canada. The company produces quality products and provides innovative solutions, enabling customers to achieve sustainable success. Clearwater provides many paper goods from tissue products to paperboard products. They are the only supplier of white filter paper in North America. We have established an alliance with Clearwater where we obtain end of roll filter paper at competitive pricing. We are in discussions to purchase 2 – 3 million pounds of pulp and/or paper annually for the pet industry.

BPV Environmental

Founded in 2001, BPV Environmental headquartered in Byron Centre Michigan, began producing a variety of products in the lawn and garden industry and recently diversified into the pet industry. BPV produces a wide variety of both private label and branded pet and lawn & garden products sold nationally and internationally. PaperNuts white filter paper has been tested for absorption and out performs any other recycled paper material they are currently using. BPV is always looking for new and innovative products for the pet and lawn industries. They feel PaperNuts would be applicable for small rodent bedding as well as litter boxes. They will test PaperNuts in potting soil as it may provide the aerating and absorption properties they require.

SP Fiber Technologies

SPFT is our main paper supplier. SPFT is one of only a few packaging companies that produces 100% recycled materials.  They are deeply committed to minimizing their impact on the environment, and strive to be the "greenest" mill in North America.  Major capital investments were made in 2013 at the Dublin, GA mill, and they now have the two largest and most efficient paper machines in the kraft paper market.  They are also currently converting a newsprint machine at their Newberg, OR location, which will make them capable of being a low cost supplier to all of North America.  Because of their commitment to the environment, their capacity to supply all of North America, and their capability to do so in an efficient and low cost manner, we view SPFT as a key supplier and partner going forward.

Research & Innovation Division, Niagara College

We are in collaboration with Niagara College, uses advanced manufacturing techniques to create machinery engineered specifically for the packaging industry. Positive results from the first project resulted in a second project, which is currently in progress. This entails creating a material handling system for dispensing the PaperNuts product. The result of this project will enable us to respond to our customers' needs by introducing our dispenser into the packaging process. The center at Niagara College allows us access to expertise, technology, students and equipment. This access allows us to develop new process improvements for the next generation of PaperNuts products.

Marketing

We plan to market our product through two immediate initiatives:

1.)                           Paper Consumable Contracts - We provide large end users with our PaperNut machines at little to no cost on a contractual basis that they procure a minimum amount of paper sales through us on a monthly basis.

2.)                           National Retailers – We feel there is a significant opportunity to provide a number of large national retailers with retail ready packages, as many of them are currently selling polystyrene foam peanuts at significantly higher costs.

Over the past year we have introduced our product to a number of potential customers, both large and medium sized operations, and haves received an overwhelming positive response. The issue to be resolved in meeting customer requests was machine availability. To date, customer responses received were based upon a limited marketing attempt by the Company and were “word of mouth” opportunities.

Employee

We have 6 employees as of March 2015.

ITEM 1A.             RISK FACTORS

You should carefully consider each of the risks and uncertainties described below and elsewhere in this Current Report on Form 8-K, as well as any amendments or updates reflected in subsequent filings with the SEC. We believe these risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results and could materially and adversely affect our business operations, results of operations, financial condition and liquidity. Further, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our results and business operations.

Risks Associated with Our Business

Our business is subject to risks associated with manufacturing processes.

We internally manufacture our own products at our production facilities. While we maintain insurance covering our manufacturing and production facilities, including business interruption insurance, a catastrophic loss of the use of all or a portion of our facilities due to accident, fire, explosion, labor issues, weather conditions, other natural disaster or otherwise, whether short or long-term, could have a material adverse effect on us. Unexpected failures of our equipment and machinery may result in production delays, revenue loss and significant repair costs, injuries to our employees, and customer claims. Any interruption in production capability may require us to make large capital expenditures to remedy the situation, which could have a negative impact on our profitability and cash flows. Our business interruption insurance may not be sufficient to offset the lost revenues or increased costs that we may experience during a disruption of our operations.

Raw material cost increases or shortages could adversely affect our results of operations.

We are a manufacturer and our sales and profitability are dependent on the availability and cost of raw materials, which are subject to price fluctuations.  Inflationary and other increases in the costs of raw materials have occurred in the past and are expected to recur, and our performance depends in part on our ability to reflect changes in costs in selling prices for our products.  Natural disasters and government regulation of environmental emissions, may negatively impact the production or delivery capacity of our raw material suppliers in the chemical and paper industries.  This could result in increased raw material costs or supply shortages, which may have a negative impact on our profitability if we are unable to pass along the increased costs in our selling prices or, in the case of a shortage, secure raw materials from alternative sources.

We have limited contractual relationships with our customers and, as a result, our customers may unilaterally reduce the purchase of our products.

Our customers may unilaterally reduce the purchase of our products or, in certain cases, terminate existing orders for which we may have incurred significant production costs. If key customers experience financial pressure, they could attempt to demand more favorable contractual terms, which would place additional pressure on our margins and cash flows. In addition, our success depends on our ability to respond timely to changes in customer product needs and market acceptance of our products. We must produce products that meet the quality, performance, and price expectations of our customers. Changes in customers’ preferences for our products can also affect the demand for our products. Lower demand for our products could adversely impact our business, financial condition and results of operations. The loss of several customers could, in the aggregate, materially adversely affect our operations and financial condition. In the event we lose any of our larger customers, we may not be able to quickly replace that revenue source, which could harm our financial results.

Loss of third-party transportation providers upon whom we depend or increases in fuel prices could increase our costs or cause a disruption in our operations.

We depend upon third-party transportation providers for delivery of our products to our customers. Strikes, slowdowns, transportation disruptions or other conditions in the transportation industry, including, but not limited to, shortages of truck drivers, disruptions in rail service, decreases in ship building or increases in fuel prices, could increase our costs and disrupt our operations and our ability to service our customers on a timely basis.

We Face Intense Competition

Our industry is highly competitive, and no single company dominates an industry. Our competitors include large and small, vertically integrated packaging products companies and numerous non-integrated smaller companies. We generally compete with companies operating in North America. Competition from domestic or foreign lower cost manufacturers in the future could negatively impact our sales volumes and pricing.

Litigation or regulatory developments could adversely affect our business operations and financial performance.

We may, in the future become, involved in lawsuits, regulatory inquiries, and governmental and other legal proceedings arising out of the ordinary course of our business. As we hope to expand our global footprint, we become exposed to more uncertainty regarding the regulatory environment. The timing of the final resolutions to lawsuits, regulatory inquiries, and governmental and other legal proceedings is typically uncertain. Additionally, the possible outcomes of, or resolutions to, these proceedings could include adverse judgments or settlements, either of which could require substantial payments.

Our success is dependent on our ability to develop and successfully introduce new products and to acquire and retain intellectual property rights.

Our ability to develop and successfully market new products and to develop, acquire, and retain necessary intellectual property rights is essential to our continued success, but cannot reasonably be assured.

The Company has a limited operating history and limited revenues from operations.

The Company is a development stage company and, therefore, the Company is subject to many risks common to enterprises with limited operating history, including potential under-capitalization, limitations with respect to personnel, financial and other resources, and limited customers and revenue sources. The Company’s ability to successfully generate sufficient revenues from operations is dependent on a number of factors, including availability of funds to fund its current and anticipated operations, and to commercialize its business concept. There can be no assurance that the Company will not encounter setbacks with the on-going development and implementation of its business plan, or that funding will be sufficient to allow it to fully implement its business plan. In addition, the Company’s assumptions and projections may not prove to be accurate, and unexpected capital needs may arise. If such needs arise, the Company’s inability to raise additional funds, either through equity or debt financing, will materially impair its ability to implement its business plan and generate revenues. Further, as a result of the recent volatility of the global markets, a general tightening of lending standards, and a general decrease in equity financing and similar type transactions, it could be difficult for the Company to obtain funding to allow it to continue developing its business operations.

As a new business enterprise, the Company likely will experience fluctuations in its operating results.

The Company's operating results may fluctuate significantly as a result of a variety of factors, many of which are outside its control. As a result of the Company's lack of operating history it is difficult for the Company to forecast its revenues or earnings accurately. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues relative to the Company’s planned expenditures would have an immediate, adverse effect on its business, results of operations and financial condition.

If the Company fails to manage its growth effectively, its business could be harmed.

To manage its growth effectively, the Company will have to develop and enhance its systems, procedures and controls and locate, hire, train and retain management and operating personnel. The Company cannot offer any assurance that it will be able to respond on a timely basis to all of the changing demands that its planned expansion will impose on its management and infrastructure. If the Company is unable to manage its growth effectively, its business and operating results could be materially adversely impacted.

The Company is dependent on its key personnel, and the loss of any could adversely affect its business.

The Company depends on the continued performance of its officers and directors. If the Company loses the services of any key individuals and is unable to locate suitable replacements for such persons in a timely manner, its business could be materially adversely affected. The Company does not expect to obtain key man life insurance for any members of management in the foreseeable future. We may not be able to retain our executive officers and key personnel or attract additional qualified key employees in the future. Competition for qualified employees is intense, and the loss of such persons, or an inability to attract, retain and motivate additional highly skilled employees, could have a material adverse effect on our results of operations and financial condition and prospects. There can be no assurance that we will be able to retain our existing personnel or attract and retain additional qualified employees.

Risks Associated with Our Common Stock

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including:

•         competition;

•         additions or departures of key personnel;

•         the Company’s ability to execute its business plan;

•         operating results that fall below expectations;

•         loss of any strategic relationship;

•         industry developments;

•         economic and other external factors; and

•         period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

Dividends

                Payment of dividends on the Common Stock is within the discretion of the Board of Directors, is subject to state law, and will depend upon the Company's earnings, if any, its capital requirements, financial condition and other relevant factors.

Penny Stock Regulations

                If a market develops and the price of the Company's stock is below $5.00 per share, or the Company does not have $2,000,000 in net tangible assets, or is not listed on an exchange or on the NASDAQ National Market System, among other conditions, the Company's shares may be subject to a rule promulgated by the Securities and Exchange Commission (the “SEC”) that imposes additional sales practice requirements on broker‑dealers who sell such securities to persons other than established customers and institutional accredited investors.  For transactions covered by the rule, the broker‑dealer must make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to the sale.  Furthermore, if the price of the Company's stock is below $5.00, and does not meet the conditions set forth above, sales of the Company's stock in the secondary market will be subject to certain additional new rules promulgated by the SEC.  These rules generally require, among other things, that brokers engaged in secondary trading of stock provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices, and disclosure of the compensation to the broker‑dealer and disclosure of the sales person working for the broker‑dealer.  These rules and regulations may affect the ability of broker‑dealers to sell the Company's securities, thereby limiting the liquidity of the Company's securities.  They may also affect the ability of the Company’s shareholders to resell their securities in the secondary market.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

ITEM 2.                FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections. We may use words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “foresee,” “estimate” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted. You should read this Report completely and with the understanding that actual future results may be materially different from what we expect. The forward looking statements included in this Report are made as of the date of this Report and should be evaluated with consideration of any changes occurring after the date of this Report. We will not update forward-looking statements even though our situation may change in the future and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Overview

We, through our subsidiary PaperNuts Corporation, provide an alternative packaging solution to plastic and corn based loose fill material. We are taking a new approach to the loose-fill packaging industry currently dominated by the polystyrene plastic “peanut” styrofoam fillers, bubble wrap, air pillows, crumpled paper, foam-in-place and corn starch peanut products.  The waste and inconvenience of dealing with plastic material is a problem for many end users.  It commonly needs to be separated from organic or recyclable waste for proper disposal and lasts for thousands of years in landfills.  Plastic and corn-based fillers do a poor job of protecting items as they are smooth and can be easily compressed allowing items to migrate and damage to occur.  Our product “PaperNuts” is re-usable whereas most plastic products are not.

Using 100% recycled paper and our patent protected machine, PaperNuts interlocks with each other forming a protective matrix around packaged items. The trend towards environmentally friendly packaging solutions is gaining momentum with companies such as Wal-Mart and other industry leaders, adopting new standards for responsible packaging by way of the “Sustainable Packaging Scorecard.” (http://news.walmart.com/news-archive/2006/11/01/wal-mart-unveils-packaging-scorecard-to-suppliers)

The main objection to polystyrene “foam peanuts” and corn fillers, besides their typical higher cost and larger carbon footprint, is that they are not made on site but manufactured in a centrally located installation forcing the finished product to be transported with a substantial shipping cost to the purchaser. PaperNuts is now purchased as a finished product but for high volume users we also have the ability to supply compact PaperNuts “Factories” or machines that require only 10 square feet of floor space. Thus, providing the ability to manufacture product protection on site, which reduces the shipping and storage costs associated with competitive products.

We are currently selling the finished PaperNuts product to customers and are actively pursuing the needs of high volume end-users.  Additionally, we are in negotiations with several large providers of recycled paper to ensure long-term availability.

Located in a St. Catharines’, Ontario industrial complex, our location serves as corporate office, production facility and storage. The staff is made up of a team of experienced individuals including, management, sales and marketing personnel.

Results of Operations

For the nine months ended September 30, 2014 and 2013

Below are the results of operations for PaperNuts Canada for the nine months ended September 30, 2014 and 2013. All figures are in Canadian dollars unless otherwise stated.

Revenue for the nine months was $48,962 (2013 - $39,096) and cost of sales was $15,764 (2013 - $23,681) for gross profit of $33,198 (2013 - $15,414).

Expenditures during the period totaled $180,213 (2013 – $183,446).

The Company incurred advertising and promotion expenses of $9,709 (2013 - $1,762) due to increased promotional activity during the period.

The Company incurred interest expenses of $7,856 (2013 – $2,708) in connections with its shareholder loans outstanding. The future expense will increase or decrease as further loans are advanced or repaid.

The Company incurred office and general of $21,003 (2013 - $22,451) which was consistent with the prior period.

The Company incurred rent expenses of $12,187 (2013 - $12,344) which was consistent with the prior period. Rent expense is expected to be consistent in the short-term.

The Company incurred salaries and fees expenses of $46,939 (2013 - $65,590). This expense is expected to increase as the Company increases its staff.

The Company incurred travel expenses of $6,137 (2013 - $13,716).

The Company had a depreciation expense of $3,879 (2013 - $7,854) in connection with its existing capital assets. As the Company adds further equipment, the expense will increase.

The Company incurred research and development costs of $2,000 (2013 – $21,100). These costs are expected to increase in the fourth quarter of 2014.

The Company incurred professional fees of $70,503 (2013- $35,921) which include audit and review fees as well as legal counsel.

The Company recorded a gain on sale of equipment of $Nil (2013 – $7,081).

The Company recorded an impairment of assets of $20,997 (2013 - $Nil).

The Company recorded a forgiveness of shareholder loan in the amount of $Nil (2013 – $1,645)

The Company recorded a gain (loss) on foreign exchange of $1,865 (2013 – ($4,223)) in connection with the fluctuating exchange rate.

The Company had net loss and comprehensive loss of $166,147 (2013 - $163,528).

For the year ended December 31, 2013 and 2012

Below are the results of operations for PaperNuts Canada for the year ended December 31, 2013 and 2012. All figures are in Canadian dollars unless otherwise stated.

DESCRIPTION	2013	2012
	AMOUNT $	AMOUNT $
Revenues	55,096	43,847
Cost of sales	32,495	24,834
Expenses	223,295	240,679
Net (loss) for the year	(304,163)	(225,061)
Basic & diluted loss per share	(0.30)	(0.23)
Cash flow from operating activities	(74,134)	(174,905)
Cash	-	11,454
Assets	29,321	49,071
Liabilities	299,520	47,607
Dividends	0	0

Revenue for the year was $55,096 (2012 - $43,847) and cost of sales was $32,495 (2012 - $24,834) for gross profit of $22,601 and $19,013.

Expenditures during the period totaled $223,295 (2013 – $240,679).

The Company incurred advertising and promotion expenses of $1,762 (2012 - $4,294) due to decreased promotional activity during the period.

The Company incurred interest expenses of $6,418 (2012 – $3,067) in connection with its shareholder loans outstanding. The future expense will increase or decrease as further loans are advanced or repaid.

The Company incurred office and general of $25,123 (2012 - $35,635).

The Company incurred rent expenses of $16,406 (2012 - $16,426) which was consistent with the prior period. Rent expense is expected to be consistent in the short-term.

The Company incurred salaries and fees expenses of $70,126 (2012 - $89,780). This expense is expected to increase as the Company increases its staff.

The Company incurred travel expenses of $15,924 (2012 - $15,187).

The Company had a depreciation expense of $10,472 (2012 - $10,240) in connection with its existing capital assets. As the Company adds further equipment, the expense will increase.

The Company incurred research and development costs of $24,488 (2012 – $56,658).

The Company incurred professional fees of $52,576 (2012- $9,392) which include audit fees as well as legal counsel.

The Company recorded a gain on sale of equipment of $7,081 (2012 – loss of $3,395).

The Company recorded an impairment of assets of $103,683 (2012 - $Nil).

The Company recorded a forgiveness of shareholder loan in the amount of $1,645 (2012 – $Nil)

The Company recorded a loss on foreign exchange of $8,512 (2012 – $Nil) in connection with the fluctuating exchange rate.

The Company had net loss and comprehensive loss of $304,163 (2012 - $225,061).

Liquidity and Capital Resources

For the nine months ended September 30, 2014 and 2013

Papernuts Canada had a working capital of $20,250 as at September 30, 2014.  The Company has some revenue but additional funding will be required for working capital and further expansion of the business. Management believes the Company has sufficient capital to fund its operations for the next twelve months.

Operating Activities:

In the nine months ended September 30, 2014 PaperNuts Canada used $136,341 in operating activities as opposed to generating $62,544 in operating activities for the  comparable period in 2013.

Investing Activities:

In the nine months ended September 30, 2014 PaperNuts Canada used $116,252 in investing activities compared to $92,464 for the comparable period in 2013.

Financing Activities:

In the nine months ended September 30, 2014 PaperNuts Canada generated $525,654 in financing activities compared to $20,960 for the comparable period in 2013.

For the years ended December 31, 2013 and 2012

The Company had working capital deficit of approximately $195,007 as at December 31, 2013 (2012 - $18,586).  The Company has some revenue but additional funding will be required for working capital and further expansion of the business. Management believes that it will have sufficient capital to fund its operations for the next twelve months.

Operating Activities

In the year ended December 31, 2013 the Company used $74,134 in operating activities compared to $174,905 in operating activities in 2012.

Investing Activities

In the year ended December 31, 2013 the Company used $20,376 in investing activities compared to $3,925 in 2012.

Financing Activities

In the year ended December 31, 2013 the Company generated $82,855 in financing activities compared to $176,865 in 2012.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements included in this Report or incorporated herein by reference. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Selected Financial Data

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Quantitative and Qualitative Disclosures About Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 3.                PROPERTIES

We have maintained executive offices at 380 Vansickle Road, Unit 600, St. Catherines, Ontario, Canada. The office and general expenses associated with leasing our office space is approximately $2,500.00 per month. We believe that our office space is adequate for our current needs, but growth potential may require a facility due to anticipated addition of personnel. We do not have any policies regarding investments in real estate, securities or other forms of property.  We do not own any real property.

ITEM 4.                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this Current Report by: (i) each of our directors; (ii) each of our executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our issued and outstanding shares of common stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

As of the date of hereof, there are 106,147,975 common shares issued and outstanding.

Name and Address of Beneficial Owner	Title of Class	Amount &Nature of Beneficial Ownership (1)	Percent of Class (%)(2)
Tyler Pearson (3) 50 Lynn Williams Street, Suite 2104 Toronto, Ontario M6K 3R9	Common	1,250,000	1.2%
Scott MacRae (4) 1089 Quaker Road Fonthill, ON L0S 1E4	Common	47,300,987	44.6%
Andrew Hilton (5) 1031 Sands Lane Sydenham, ON K0H 2T0	Common	100,000	0.09%
Jerry Moes (6) 64 Broadway Avenue St. Catharines, ON L2M 1M4	Common	2,797,217	2.6%
John Lynch (7) 2067 Lakeshore Blvd. West, Suite 1002 Toronto, Ontario M6K 3R9	Common	750,000	0.71%
All Officers and Directors as a Group (1)	Common	52,198,204	49.17%

(1)     The number and percentage of shares beneficially owned is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown that are beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)     Based on 106,147,975 issued and outstanding shares of common stock as of March 3, 2015.

(3)     Tyler Pearson is the current CEO of the Company, his ownership includes 1,279,330 Warrant shares.

(4)     Scott MacRae is the current President of the Company, his ownership includes 405,962 Warrant shares.

(5)     Andrew Hilton is the current CFO & Treasurer of the Company, his ownership includes 102,346 Warrant shares.

(6)     Jerry Moes is a current Director of the Company, his ownership includes 2,461,679 Warrant shares.

(7)     John Lynch is a current Director of the Company, his ownership includes 767,598 Warrant shares.

ITEM 5.                DIRECTORS AND EXECUTIVE OFFICERS

Identification of Executive Officers and Directors of the Company

Our current executive officers and directors are as follows:

Name and Age	Position(s) Held	Tenure
Tyler Pearson, 32	Chief Executive Officer & Director	From February 26, 2015 to present
Scott MacRae, 52	President & Director	From February 26, 2015 to present
Andrew Hilton, 32	Chief Financial Officer & Treasurer	From February 26, 2015 to present
Jerry Moes, 55	Director	From February 26, 2015 to present
John Lynch, 54	Director	From February 26, 2015 to present

Tyler Pearson, 32 – Chief Executive Officer and Director

A graduate of Wilfrid Laurier University’s Business Program in 2004, Tyler has held a variety of progressive sales and sales management roles within the North American packaging and distribution industry. His primary duties included business development, P&L responsibility and North American account management.  From October 2004 to July 2014, Tyler held a number of progressive roles with Unisource Worldwide where he was primarily in charge of business development within their packaging and supply chain vertical.  Most recently, from 2012 to 2014, he managed North American Corporate Accounts for Unisource Worldwide - now Veritiv Corp. NYSE:VRTV – where his primary role was to create customized supply chain and packaging solutions for a number of Fortune 500 companies. Tyler has been with PaperNuts since the beginning of February 2015 as CEO.  He has a tremendous amount of industry knowledge within the global fulfillment vertical and will be a critical component in developing and ultimately executing the overall go to market business strategy for PaperNuts.

Scott MacRae, 52 – President & Director

Scott is the founder of PaperNuts Canada and its original seed investor. He has served as President of PaperNuts Canada for the last five years. He is a graduate from Texas A&M University. From the early 1980’s through the 1990’s worked as a computer engineer with Nortel Networks on several international telecom projects in US, China and Japan. He later worked with the Balaton Group where he focused on mergers and acquisitions in the high tech sector. From 1995-2009 Scott worked with several government agencies on numerous international transactions in the communications sector.  Since 2010 when Scott acquired PaperNuts and its patent protected technology, he has been the President of PaperNuts.

Andrew Hilton, 32 - Chief Financial Officer and Treasurer

Andrew is a Chartered Professional Accountant, and has been since 2008.  For the past four (4) years, Andrew has worked with Griffis Capital as a consultant to various public and private companies assisting with the drafting and preparation of financial statements. Prior to that, from 2010 to 2012, Andrew was the Chief Financial Officer of GC-Global Capital Corp. More recently, Andrew has served as the Chief Financial Officer of Jaguar Financial Corporation since 2013. Andrew has a wealth of knowledge in accounting, risk management, finance and financial modeling.

Jerry Moes, 55 – Director

A successful entrepreneur, Jerry established Rice Road Greenhouses and Garden Centre in 1983 and grew the business to annual sales of over $5 million with 95 employees. Rice Road Greenhouses and Garden Centre is primarily engaged in the sales of garden products.  In 2011, he and his brother organized a subdivision development consisting of 100 homes, and as of January 2015 approximately 75% have been sold. He has a varied background, which includes agriculture, real estate development and a keen interest in environmentally clean technology, which led him to become involved with PaperNuts Canada as an investor.

John Lynch, 54 – Director

John brings extensive expertise in corporate management, administration and corporate governance specifically in the public market sector. For the past five years, he has served as CEO of Santa Rosa Mining. He served as the Chief Executive Officer and President of NWT Uranium Corp from June 2008 to April 2012 and has held a variety of other high profile roles within the public market space.  John also has a tremendous amount of experience working within the North American packaging marketplace. Upon graduating from the University of Western Ontario in 1983, John enjoyed a number of years playing for the Ottawa Rough Riders.

Term of Office

Each director of the Company and PaperNuts Canada serves for a term of one year and until his successor is elected and qualified at the next Annual Shareholders’ Meeting, or until his death, resignation or removal.  Each officer of the Company and PaperNuts Canada serves for a term of one year and until his successor is elected and qualified at a meeting of the Board of Directors.

Significant Employees

In addition to the officers and directors set forth herein, we have one (1) significant employee, Steve Martin.

Mr. Martin has held progressive positions in sales and sales management for over fifteen years.  With a career spanning technology consulting and the forest products industry, Mr. Martin has worked for organizations ranging from start up firms to large, multi-national corporations.  For the past ten years, he has held various responsibilities for Resolute Forest Products, a $4 billion plus, international, corporation.  Most recently, he managed a $100 million plus sales region (northeast United States), and a specialty product line for Resolute Forest Products.  Mr. Martin has been with PaperNuts since 2014 and his main responsibilities include business development, material sourcing, and customer service.

Family Relationships

There are no family relationships among the Company’s or PaperNuts Canada’s officers, directors or persons nominated for such positions.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company or PaperNuts Canada’s has been involved in the following:

(1)     A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)     Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)     Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                                             i.            Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                                            ii.            Engaging in any type of business practice; or

                                          iii.            Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)     Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)     Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)     Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)     Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

                                             i.            Any Federal or State securities or commodities law or regulation; or

                                            ii.            Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

                                          iii.            Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)     Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

The Company has not adopted any formal Code of Ethics.

Committees of the Board of Directors

The Company does not presently have a separately designated standing audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. The functions of those committees are undertaken by our Board of Directors. We believe that the creation of these committees, at this time, would be cumbersome and constitute more form over substance.

Audit Committee

                The Company has not established a separately designated standing audit committee. However, the Company intends to establish a new audit committee of the Board of Directors that shall consist of independent directors.  The audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles.  The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls.  The audit committee shall at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

ITEM 6.                EXECUTIVE COMPENSATION

PRE-TRANSACTION AXIOM CORP.

Compensation of Executive Officers

The following table sets forth the compensation paid to the Company’s executive officers during the years ended August 31, 2014 and 2013.

SUMMARY COMPENSATION TABLE(1)
Name and Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)
Kranti Kumar Kotni(2) Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director	2014 2013	Nil Nil	Nil Nil	Nil Nil
Michael Tesfaye Wuhib(3) Vice President	2014 2013	Nil 5,000	Nil N/A	Nil 5,000

(1)     We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

(2)     Kranti Kumar Kotni has acted as our chief executive officer, chief financial officer, president, secretary, treasurer and director since our inception on April 2, 2012 through his resignation on February 26, 2015.

(3)     Michael Tesfaye Wuhib has acted as our vice president from September 17, 2013 to March 7, 2014.

Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of August 31, 2014.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

The directors of the Company receive no extra compensation for their services on our Board of Directors.

PRE-TRANSACTION PAPERNUTS CORP.

The following table sets forth the compensation paid to PaperNuts executive officers during the years ended December 31, 2013 and 2014. All amounts are set forth in Canadian Dollars.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)
Tyler Pearson - Chief Executive Officer	2013 2014	$0 $20,000	$0 $0	$0 $20,000
Scott MacRae – President	2013 2014	$0 $27,000	$0 $0	$0 $27,000
Andrew Hilton – Chief Financial Officer	2013 2014	$0 $20,000	$0 $0	$0 $20,000
Jerry Moes – Director	2013 2014	$0 $0	$0 $0	$0 $0
John Lynch – Director	2013 2014	$0 $0	$0 $0	$0 $0

 (1)   We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the PaperNuts Corporation with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with PaperNuts Corporation or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of PaperNuts Corporation.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to PaperNuts Corporation’s executive officers as of December 31, 2014.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

The directors of PaperNuts Corporation receive no extra compensation for their services on the Board of Directors.

ITEM 7.                CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

On August 1, 2012, the PaperNuts Canada received loans of $28,409 from shareholders. The loans were unsecured, and were due and payable on demand as they were contracted to meet PaperNuts Canada's 2012 general fiscal obligations. In April, 2014 a shareholder made additional advances of $6,556 to PaperNuts Canada. As at September 30, 2014 there is principal and interest of $40,151 ($31,634 as at December 31, 2013) outstanding in relation to those loans.

On March 28, 2013 PaperNuts Canada received loans of $16,284 from a shareholder and director. The loans were unsecured, and were due and payable on demand as they were contracted to meet 2013 general fiscal obligations. The shareholder made further advances of $28,058 on December 31, 2013 and $10,760 from January 1, 2014 to April 1, 2014. As at September 30, 2014, there is principal and interest of $59,249 ($45,337 as at December 31, 2013) outstanding in relation to those loans.

During the year ended December 31, 2013 a related party earned commissions of $16,569 and earned additional commissions of $5,283 in 2014. These commissions were satisfied through the issuance of 50,000 common shares on April 2, 2014.

In June, 2014 PaperNuts Canada received an advance of $21,853 from a shareholder. This amount was non-interest bearing and was repaid in July, 2014.

During the nine months ended September 30, 2014 and 2013 the shareholders charged interest of $5,400 and $2,500 respectively on these demand loans.  No payments of interest have been made and the unpaid interest is included in the loan balances noted above.

As of November 30, 2014, the Company owed the sole director of the Company $824 (August 31, 2014 - $834) for expenditures paid on behalf of the Company.  The amount owed is unsecured, non-interest bearing, and has no specified repayment terms.

Other than disclosed above, none of the directors or executive officers of the Company or PaperNuts Corporation, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its common stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company or PaperNuts Corporation.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

•         Disclosing such transactions in reports where required;

•         Disclosing in any and all filings with the SEC, where required;

•         Obtaining disinterested directors consent; and

•         Obtaining shareholder consent where required.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCBB on which shares of the Company’s Common Stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Director” means a person other than an Executive Officer or employee or any other individual having a relationship, which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, two of our directors, Jerry Moes and John Lynch qualify as independent.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 8.                LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against the Company or PaperNuts Corporation, nor is the Company or PaperNuts Corporation involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which directors, officers or any affiliates, or any registered or beneficial shareholders, of the Company or PaperNuts Corporation is an adverse party or has a material interest adverse to the interests of the Company or PaperNuts Corporation.

ITEM 9.                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market For Common Equity

There is a limited public market for our common stock. Our common stock is quoted on OTC PINK under the symbol “AXMM.”

The following table sets forth the high and low prices of our common stock, without retail mark-up, mark-down or commission and may not be reflective of actual transactions:

Fiscal Year Ended August 31, 2015
Quarter Ended	High $	Low $
February 28, 2015	1.06	0.40
November 30, 2014	0.45	0.26

Fiscal Year Ended August 31, 2014
Quarter Ended	High $	Low $
August 31, 2014	0.45	0.45
May 31, 2014	0.45	0.45
February 28, 2014	0.41	0.41
November 30, 2014	0.05	0.05

Fiscal Year Ended August 31, 2013
Quarter Ended	High $	Low $
August 31, 2013	0.05	0.05
May 31, 2013	0.05	0.05
February 28, 2013	0.05	0.05
November 30, 2013	0.05	0.05

Dividends

No cash dividends were paid on our shares of common stock to the PaperNuts Shareholders. We have not paid any cash dividends since our inception and do not foresee declaring any cash dividends on our common stock in the foreseeable future.

Recent Sales of Unregistered Securities

                The information provided in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Re-Purchase of Equity Securities

                None.

Securities Authorized for Issuance under Equity Compensation Plan

                None.

ITEM 10.              RECENT SALES OF UNREGISTERED SECURITIES

                The information provided in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 11.              DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

Our Articles of Incorporation authorize us to issue 200,000,000 shares of common stock, par value $0.00001 per share. As of the date of this Current Report 106,147,975 shares of our common stock were issued and outstanding.

Preferred Stock

Our Articles of Incorporation authorize us to issue 100,000,000 shares of preferred stock, par value $0.00001 per share. As of the date of this Current Report no shares of our preferred stock were issued and outstanding.

Voting Rights

Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, all rights to vote and all voting power shall be vested in the holders of common stock.  Each share of common stock shall entitle the holder thereof to one vote.

No Cumulative Voting

Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, cumulative voting by any shareholder is expressly denied.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

We refer you to our Articles of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Colorado Revised Statutes for a more complete description of the rights and liabilities of holders of our securities.

ITEM 12.              INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Bylaws, we may indemnify any officer, director, employee or person serving us at our request and who, because of such person’s position, was or is made a party to or threatened to be made a party to any threatened, pending or completed civil, criminal, administrative or investigative proceeding or suit, provided that such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interest or, with respect to a criminal proceeding, if such person had no reason to believe that his conduct was unlawful. To the extent that the officer, director, employee, agent or other person is successful on the merits in a proceeding as to which such person is to be indemnified, we must indemnify such person against all expenses incurred, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhausting all appeals therefrom, to be liable for negligence or misconduct in the performance of such person’s duty to our company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The indemnification is intended to be to the fullest extent permitted by the laws of the State of Colorado for any expenses actually and reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or officers under Colorado law, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 13.              FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information provided below in Item 9.01 of this Current Report on Form 8-K is incorporated by reference into this Item 13.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

The audited financial statements of PaperNuts Corporation for the year ended December 31, 2013 and 2012 are filed herewith and are incorporated herein by reference to Exhibit 99.01.

The unaudited financial statements of PaperNuts Corporation for the nine months ended September 30, 2014 and 2013 are filed herewith and are incorporated herein by reference to Exhibit 99.02.

(b) Pro forma Financial Information.

The unaudited pro forma consolidated financial statements of the Company and PaperNuts Corporation with respect to the transaction described in Item 2.01 of this Form 8-K are filed herewith and are incorporated herein by reference to Exhibit 99.03.

(d) Exhibits.  The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit	Filing
2.01	Share Exchange Agreement by and among the Company, the controlling stockholders of the Company, PaperNuts Corporation, and the shareholders of PaperNuts Corporation dated February 23, 2015	Filed herewith.
3.01(a)	Articles of Incorporation	Filed with the SEC on January 17, 2013, as part of our Registration Statement on Form S-1.
3.02	Bylaws	Filed with the SEC on January 17, 2013, as part of our Registration Statement on Form S-1.
10.01	Form of Share Subscription Agreement between our company and Kranti Kumar Kotni	Filed with the SEC on January 17, 2013, as part of our Registration Statement on Form S-1.
10.02	Agency Agreement dated February 1, 2013 between our company and Century Pillar Limited	Filed with the SEC on May 28, 2013, as part of our Quarterly Report on Form 10-Q.
10.03	General Lease Agreement dated November 8, 2013 between our company, Dashen Building Hawassa and Michael Tasfaye Wuhib	Filed with the SEC on January 21, 2014, as part of our Quarterly Report on Form 10-Q.
10.04	Contract Agreement dated November 25, 2013 between our company and Geoscience Consultancy PLC	Filed with the SEC on January 21, 2014, as part of our Quarterly Report on Form 10-Q.
10.05	Form of Stock Purchase Agreement dated February 26, 2015	Filed herewith.
10.06	Form of Resignation, Release and Waiver of Kranti Kumar Kotni	Filed herewith.
10.07	Form of Warrant	Filed herewith.
10.08	Form of Share Transfer & Assignment Agreement by and between the Company and Kranti Kumar Kotni	Filed herewith.
99.01	Audited Financial Statements for PaperNuts Corporation for the year ended December 31, 2013 and 2012	Filed herewith.
99.02	Unaudited financial statements of PaperNuts Corporation for the nine months ended September 30, 2014 and 2013	Filed herewith.
99.03	Pro Forma Consolidated Financial Statements of the Company and PaperNuts Corporation , as at November 30, 2014	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PaperNuts, Inc.

Dated: March 11, 2015                                                      /s/ Tyler Pearson

By: Tyler Pearson

Its: Chief Executive Officer